Exhibit 4.106

UNDERWRITING AGREEMENT

May 15, 2008

Nevada Geothermal Power Inc.

Suite 900 - 409 Granville Street

Vancouver, British Columbia V6C 1T2

Attention:        Brian D. Fairbank

Dear Sirs:

Re:        Private Placement of Shares

Dundee Securities Corporation (the "Lead Underwriter"), Clarus Securities Inc. and Jacob & Company Securities Inc. (the "Underwriters") understand that:

(a)

subject to the listing rules of the Stock Exchange (as hereinafter defined), Nevada Geothermal Power Inc. (the "Corporation") is authorized to issue an unlimited number of Common Shares (as hereinafter defined);

(b)

as at May 13, 2008, 79,119,504 Common Shares were outstanding as fully paid shares and an aggregate of a further 33,102,302 Common Shares may be issued pursuant to outstanding options, warrants, share incentive plans, convertible and exchangeable securities and other rights to acquire Common Shares;

(c)

the Corporation is prepared to issue and sell, and the Underwriters have firmly agreed to purchase themselves or to place through other parties, an aggregate of 10,000,000 Common Shares (the "Shares" and individually a "Share") at a price of $1.00 per Share for maximum aggregate gross proceeds of $10,000,000 on the terms and subject to the conditions contained hereinafter;

(d)

the Underwriters have also been granted an option by the Corporation (the "Overallotment Option") exercisable at their sole discretion, to increase the size of the financing by up to 5,000,000 Offered Securities (as hereinafter defined), on the same terms as set out herein for additional gross proceeds of up to $5,000,000 and maximum gross proceeds of up to $15,000,000, which Over-allotment Option shall be exercisable at any time, and from time to time, up until 48 hours prior to the Closing Time (as hereinafter defined), with consent of the Corporation;

(e)

certain current shareholders of the Corporation have elected to purchase Common Shares pursuant to the Offering directly from the Corporation and not through the facilities of the Underwriters; and

(f)

the Closing (as hereinafter defined) of the sale of the Shares and any additional securities to be distributed under the Over-allotment Option (collectively the "Offered Securities") will be held no later than May 15, 2008.

Based upon the understanding of the Underwriters set out above and upon the terms and subject to the conditions contained hereinafter, upon the acceptance hereof by the Corporation, the Corporation hereby appoints the Underwriters to act as the sole and exclusive underwriters and agents of the Corporation (i) to distribute, on a confirmed basis, the Shares and (ii) to solicit, on a best efforts basis, offers to purchase the balance of the Offered Securities, and the Underwriters hereby agree to act as such underwriters. It is understood and agreed that the Underwriters are under an obligation to purchase the Shares, but is under no obligation to purchase any of the balance of the Offered Securities, although the Underwriters may subscribe for and purchase all or part of the balance of the Offered Securities if they so desire.

The terms and conditions of this Agreement (as hereinafter defined) are as follows:

1.

Definitions, Interpretation and Schedules

(a)

Definitions: Whenever used in this Agreement:

(i)

"Agreement" means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters herein, including the schedules attached hereto, as amended or supplemented from time to time;

(ii)

"Ancillary Documents" means all agreements, indentures, certificates and documents executed and delivered, or to be executed and delivered, by the Corporation in connection with the transactions contemplated by this Agreement or the Subscription Agreements and includes the Subscription Agreements;

(iii)

"Business Day" means a day which is not a Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Province of Ontario;

(iv)

"Closing" means the purchase and sale of the Shares and, if applicable, any additional Offered Securities subscribed for by the Purchasers pursuant to the Subscription Agreements;

(v)

"Closing Date" means Thursday, May 15, 2008 or such other date as the Corporation and the Underwriters may mutually agree upon;

(vi)

"Closing Time" means 10:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Underwriters may mutually agree upon;

(vii)

"Common Shares" means the common shares of the Corporation as constituted on the date hereof;

(viii)

"Common Share Certificates" means the certificates representing the Common Shares;

(ix)

"Compensation Shares" means the Common Shares issuable to the Underwriters upon exercise of Underwriters Compensation Options;

(x)

"Corporation" means Nevada Geothermal Power Inc., a corporation incorporated under the Business Corporations Act (British Columbia) and includes any successor corporation thereto;

(xi)

"Information" means all information regarding the Corporation that is, or becomes, publicly available, together with all information prepared by the Corporation and provided to the Underwriters or to potential purchasers of the Shares, if any, and includes, but is not limited to, all financial information and annual reports by or on behalf of the Corporation and

(xii)

"Lead Underwriter" means Dundee Securities Corporation;

(xiii)

"Offering" means the offering for sale by the Corporation on a private placement basis of the Shares;

(xiv)

"Offered Securities" means 10,000,000 Shares and any additional securities to be distributed under the Over-allotment Option;

(xv)

"Offering Jurisdictions" means the provinces and territories of Canada and territories in the United States and certain "offshore" jurisdictions outside Canada and outside the United States and other jurisdictions as may be mutually agreed upon by the Underwriters and the Corporation where the Offered Securities are offered to prospective purchasers or those provinces, territories or other jurisdictions where Purchasers reside, as the context permits or requires;

(xvi)

"Ontario Act" means the Securities Act (Ontario) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

(xvii)

"Over-allotment Option" means the over-allotment option exercisable by the Underwriters in whole or in part by notice to the Corporation not less than 48 hours prior to the Closing Time to purchase up to an additional 5,000,000 Common Shares at the Purchase Price, which option shall expire at Closing;

(xviii)

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(xix)

"Purchase Price" means the price to be paid by the Purchasers for each subscription under the Offering, being $1.00 per Share;

(xx)

"Purchasers" means the purchasers of the Offered Securities, collectively;

(xxi)

"Regulation D" means Regulation D Adopted by the SEC under the U.S. Securities Act;

(xxii)

"Securities Commissions" means the securities regulatory authorities of the Offering Jurisdictions;

(xxiii)

"Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the Stock Exchange) of, the applicable jurisdiction or jurisdictions collectively;

(xxiv)

"SEC" means the United States Securities and Exchange Commission;

(xxv)

"Share" means one of 10,000,000 Common Shares being offered on a underwritten basis;

(xxvi)

"Stock Exchange" means the TSX Venture Exchange;

(xxvii)

"Subject Shares" means the Compensation Shares;

(xxviii)

"Subscription Agreements" means the subscription agreement to be entered into between the Corporation and each of the Purchasers with respect to the purchase of the Offered Securities, collectively;

(xxix)

"Subsidiaries" means any and all subsidiaries of the Corporation and "Subsidiary" means any one of them;

(xxx)

"Underwriters" means Dundee Securities Corporation, Clarus Securities Inc. and Jacob & Company Securities Inc.;

(xxxi)

"Underwriters Compensation Options" means the option of Underwriters to purchase Compensation Shares equal in number to 7.0% of the number of Shares to be issued by the Corporation, exercisable at any time by the Underwriters commencing on the Closing Date and prior to 5:00 p.m. (Vancouver time) on the date which is 18 months after the Closing Date at an exercise price of $1.00 per Compensation Share;

(xxxii)

"U.S. Affiliate" means Dundee Securities Inc, the United States registered broker-dealer affiliate of the Lead ~~Underwrite~~ Underwriter; and

(xxxiii)

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

(b)

Other Defined Terms: Whenever used in this Agreement, the words and terms "affiliate", "associate", "material fact", "material change", "misrepresentation", "senior officer" and "underwriter" shall have the meaning given to such word or term in the Ontario Act unless specifically provided otherwise herein.

(c)

Plural and Gender: Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

(d)

Currency: Unless otherwise indicated, all references to monetary amounts in this Agreement are to lawful money of Canada.

(e)

Schedules: The following schedules are attached to this Agreement and are deemed to be a part of and incorporated in this Agreement:

Schedule

Title

A

Officers' Certificate

B

United States Offers and Sales

2.

The Shares

(a)

Shares: The Offering consists of the Offered Securities. The Shares and Compensation Shares will have the characteristics set out herein.

3.

The Offering

(a)

Sale on Exempt Basis: The Underwriters will, in respect of the Shares, and will use their best efforts to, in respect of the additional Offered Securities, arrange for Purchasers in the Offering Jurisdictions. The Underwriters shall offer for sale on behalf of the Corporation the Offered Securities in the Offering Jurisdictions in compliance with the Securities Laws of the Offering Jurisdictions and only to such Persons and in such manner that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions, no prospectus, registration statement or other similar document need be filed with, or delivered to, any Securities Commission in any Offering Jurisdiction in connection therewith. Further, the Underwriters shall offer Shares on a substituted purchaser basis in the United States only through the U.S. Affiliate and otherwise in compliance with Schedule B hereto which is incorporated herein and forms a part of this Agreement.

(b)

Underwriting Group: The Corporation agrees that, subject to the consent of the Corporation, such consent not to be unreasonably withheld, the Lead Underwriter has the right to invite one or more investment dealers to form an agency group to participate in the soliciting of offers to purchase the Shares. The Lead Underwriter has the exclusive right to control all compensation arrangements between the members of the agency group. The Corporation grants all of the rights and benefits of this Agreement to any investment dealer who is a member of any agency group formed by the Lead Underwriter and appoints the Lead Underwriter as trustee of such rights and benefits for all such investment dealers, and the Lead Underwriter hereby accepts such trust and agree to hold such rights and benefits for and on behalf of all such investment dealers. The Lead Underwriter shall ensure that any investment dealer who is a member of any agency group formed by the Underwriters pursuant to the provisions of this subsection 3(b) or with whom the Underwriters have a contractual relationship with respect to the Offering, if any, agrees with the Underwriters to comply with the covenants and obligations given by the Underwriters herein.

(c)

Covenants of the Underwriters: The Underwriters covenant with the Corporation that they (i) will comply with the Securities Laws of the Offering Jurisdictions in which they solicit or procure subscriptions for Shares in connection with the Offering, (ii) will not solicit or procure subscriptions for Shares so as to require the filing of a prospectus with respect thereto or the registration thereof under the laws of any jurisdiction, and (iii) will obtain from each Purchaser an executed Subscription Agreement in a form acceptable to the Corporation and the Underwriters, acting reasonably. The Underwriters represents and warrant that they are, and, to the best of their knowledge, each member of any agency group formed by the Underwriters is, qualified to so act in the Offering Jurisdictions in which such member solicits or procures subscriptions for the Shares.

(d)

Filings: The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Shares may lawfully occur in the Offering Jurisdictions without the necessity of filing a prospectus or an offering memorandum in the Offering Jurisdictions and the Underwriters undertake to use the commercially reasonable efforts thereof to cause the Purchasers of the Shares to complete (and it shall be a condition of Closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings required by the Securities Laws of the Offering Jurisdictions. All fees payable in connection with such filings shall be at the expense of the Corporation.

(e)

No Offering Memorandum: Neither the Corporation nor the Underwriters shall (i) provide to prospective purchasers of Shares any document or other material that would constitute an offering memorandum or prospectus within the meaning of the Securities Laws of the Offering Jurisdictions, or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Shares, including but not limited to, causing the sale of the Shares to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the Internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Shares whose attendees have been invited by a general solicitation or general advertising.

4.

Due Diligence

The Corporation shall allow the Underwriters and the Underwriters' representatives to conduct all due diligence investigations, including meeting with senior management of the Corporation and any consultants to the Corporation and access to all corporate, business and operating records, and financial information of the Corporation as the Underwriters shall consider appropriate in connection with the Offering. In addition to any due diligence meetings, the Corporation agrees to make its senior management personnel available to meet with a potential institutional investors if requested by the Underwriters. All such records and information will be kept confidential and used by the Underwriters only in connection with the Offering.

5.

Deliveries By Closing Time

(a)

Deliveries: By the Closing Time:

(i)

all actions required to be taken by or on behalf of the Corporation including, without limitation, the passing of all required resolutions of the directors, including committees of the directors, and shareholders of the Corporation, shall have occurred in order to complete the transactions contemplated by this Agreement and the Subscription Agreements, including, without limitation, to issue the Shares and Compensation Shares, and a certified copy of all such resolutions shall have been delivered by the Corporation to the Underwriters;

(ii)

the Corporation shall have delivered or caused to be delivered to the Underwriters:

A.

a favourable legal . opinion of counsel to the Corporation, Miller Thomson LLP, who may rely on opinions of local counsel acceptable to the Underwriters and the Purchasers in form and substance satisfactory to the Underwriters and their counsel acting reasonably,

B.

a favourable legal opinion of U.S. counsel, Dorsey & Whitney LLP, to the Corporation addressed to, among others, the Corporation,

C.

a favourable title opinion in form and substance satisfactory to the Underwriters' counsel, acting reasonably, addressed to the Underwriters and their counsel relating to the Material Properties and the legally binding nature and status of the material agreements entered into in relation to the Material Properties,

D.

a certificate dated the Closing Date signed by an appropriate officer of the Corporation and addressed to, among others, the Underwriters and the Purchasers with respect to the resolutions of the directors of the Corporation and any other corporate action taken relating to this Agreement and the Ancillary Documents and with respect to such other matters as the Underwriters may reasonably request,

E.

a certificate dated the Closing Date addressed to, among others, the Underwriters and the Purchasers signed by any two directors or officers of the Corporation acceptable to the Underwriters substantially in the form of the certificate attached hereto as schedule A,

F.

definitive certificates representing the Shares and, if applicable, any additional Offered Securities registered in the names of the Purchasers or in such other names as the Purchasers or the Underwriters may direct,

G.

an executed agreement of each director and officer of the Corporation in which they each covenant and agree, for a period commencing on the date hereof and ending six months following 'the Closing Date, not to directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose or deal with, or announce any intention to take such acts, in relation to any Common Shares held by them, directly or indirectly, without the prior written consent of the Lead Underwriter, which consent is not to be unreasonably withheld or delayed with the exception of covered short sales of stock covered by options expiring during such six month period, which agreements shall be obtained by the Corporation using its best efforts,

H.

definitive certificates representing the Underwriters Compensation Option registered in the name of the Underwriters or in such other name or names as the Underwriters may direct, and

I.

such further documents as may be contemplated by this Agreement or as the Underwriters may reasonably require, all in form and substance satisfactory to the Underwriters; and

(iii)

the Underwriters shall have delivered or cause to be delivered to the Corporation:

A.

a duly completed and executed Subscription Agreement from each Purchaser,

B.

payment of the aggregate Purchase Price for the Offered Securities purchased by the Purchasers net of the commission payable by the Corporation to the Underwriters as provided in subsection 7(a) of this Agreement together with the Underwriters' expenses and the legal fees of counsel to the Underwriters, against delivery by the Corporation to the Underwriters of a receipt for the net Purchase Price for the Offered Securities;

C.

instructions to issue the Offered Securities and the Underwriters Compensation Options registered in the names of the Purchasers and the Underwriters, respectively, or in such other names as they may direct, and

D.

such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require,

all in form and substance satisfactory to the Corporation, acting reasonably.

6.

Closing

(a)

Closing: The Closing shall be completed at the offices of counsel for the Underwriters at the Closing Time.

(b)

Conditions of Closing: The following are conditions precedent to the obligation of the Underwriters to complete the Closing and of the Purchasers to purchase the Shares, which conditions the Corporation hereby covenants and agrees to use the best efforts thereof to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Underwriters:

(i)

the Corporation shall have received all necessary approvals and consents including all necessary regulatory approvals and consents (including those of the Stock Exchange) required for the completion of the transaction contemplated by this Agreement, all in a form satisfactory to the Underwriters;

(ii)

receipt by the Underwriters of the documents set forth in section 5 of this Agreement to be delivered to the Underwriters;

(iii)

the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(iv)

the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein to be complied with and satisfied by the Corporation at or prior to the Closing Time; and

(v)

the Underwriters not having previously terminated the obligations thereof pursuant to this Agreement.

7.

Fee

(a)

Commission: In consideration of the agreement of the Underwriters to act as agent of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Underwriters in connection therewith, including, without limitation:

(i)

acting as underwriters and agents of the Corporation (i) to purchase or place through other parties, on an underwritten basis, the Shares and (ii) to solicit, on a best efforts basis, offers to purchase the balance of the Offered Securities;

(ii)

participating in the preparation of the form of the Subscription Agreements and certain of the Ancillary Documents; and

(iii)

advising the Corporation with respect to the private placement of the Shares and if applicable, the balance of the Offered Securities;

the Corporation shall pay to the Lead Underwriter, on behalf of the Underwriters, or as the Lead Underwriter may otherwise direct at the Closing Time against receipt of payment of the Purchase Price for the Shares, a fee of 6.0% of the aggregate Purchase Price for the Shares and, if applicable, any Offered Securities purchased by the Purchasers.

(b)

Taxes: The Corporation and the Underwriters acknowledge and agree that if a separate fee would have been charged to the Corporation for the services described in clause 7(a)(i) above, such separate fee would represent more than 50% of the applicable fee payable to the Underwriters, and the Corporation hereby further acknowledges and agrees that the Underwriters will rely on the foregoing statement in not charging federal goods and services tax on such fee and that the Corporation will forthwith pay to the Underwriters any such tax and any applicable interest and penalties to the extent determined to be exigible.

(c)

Underwriters Compensation Option: In addition to the commission payable to the Underwriters pursuant to subsection (a) hereof, as additional consideration for the services performed and to be performed by the Underwriters hereunder, the Corporation shall issue to the Underwriters or as the Underwriters may otherwise direct Underwriters Compensation Options in the form and substance satisfactory to the Underwriters which entitle the holder thereof to acquire Compensation Shares equal in number to 7.0% of the Shares and, if applicable, any Offered Securities 'purchased by the Purchasers at the Closing Time with an exercise price of $1.00 for a term of 18 months from the Closing Date.

(d)

In connection with the acquisition of the Underwriters Compensation Options, the Underwriters represent and warrant to the Corporation as follows: (i) that the Underwriters (A) were not offered the Underwriters Compensation Options in the United States and (B) did not execute or deliver this Agreement and will not exercise the Underwriters Compensation Options in the United States (as defined in Schedule B hereto); (ii) that the Underwriters are aware that the Underwriters Compensation Options, and Compensation Shares have not been, and will not be, registered under the U.S. Securities Act, or applicable state securities laws and that the Underwriters Compensation Options may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. Person (as defined in Schedule B hereto), nor may the Underwriters Compensation Options or Compensation Shares be offered or sold in the United States, unless an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available.

8.

Representations and Warranties

The Corporation hereby represents and warrants to the Underwriters and the Purchasers, and acknowledges that the Underwriters and the Purchasers are relying upon each of such representations and warranties in completing the Closing, as follows:

(a)

Incorporation and Organization: The Corporation and each Subsidiary has been incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Corporation has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to carry out the obligations thereof hereunder.

(b)

Extra-provincial Registration: The Corporation and each Subsidiary is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it 'make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction.

(c)

Authorized Capital: The Corporation is authorized to issue, among other things, an unlimited number of Common Shares, 25,000,000 1st Preferred Shares and 25,000,000 2nd Preferred Shares, of which, as of May 13, 2008, 79,119,504 Common shares were issued and outstanding as fully paid shares and no I st Preferred Shares or 2nd Preferred Shares have been issued.

(d)

Listing: The Common Shares are, and at the time of issue of the Shares will be, listed and posted for trading on the Stock Exchange and the Corporation will use its commercially reasonably efforts to ensure that the Subject Shares will, at the time of issue of the Shares, have been conditionally listed on the Stock Exchange.

(e)

Certain Securities Law Matters: The Corporation is a reporting issuer in British Columbia and Alberta or the equivalent and is not in default of any requirement of the Securities Laws of the Offering Jurisdictions. The Corporation has filed all documents or information to be filed by it under the United States Securities Exchange Act of 1934, as amended, with the SEC.

(f)

Resale of Securities: Except with respect to Shares issued to, or for the account or benefit of a person in the United States and provided that each of the conditions set forth in subparagraphs 2.5(2)4 to 2.5(2)7 of Multilateral Instrument 45-102 exist at the time of any trade, the Shares will not be subject to a restricted period or statutory hold period under the Securities Laws of the Offering Jurisdictions or to any resale restrictions under the policies of the Stock Exchange, which extends four months and one day after the Closing.

(g)

Rights to Acquire Securities: No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except that, as at May 13, 2008, an aggregate of 33,102,302 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

(h)

Rights Plan: The directors of the Corporation have not adopted a shareholder rights plan or a similar plan and the Corporation is not party to what is commonly referred to as a shareholder rights plan agreement.

(i)

No Pre-emptive Rights: The issue of the Shares will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(j)

Purchased Securities: Provided that the representations and warranties of the Purchasers set forth in the Subscription Agreements are true and correct, the execution of this Agreement and the Subscription Agreements and the issue by the Corporation to the Purchasers of the Shares will be exempt from the registration and prospectus requirements of the Securities Laws of the Offering Jurisdictions in Canada and the United States.

(k)

Subsidiaries: The Subsidiaries are the only subsidiaries of the Corporation.

(l)

Capital of Subsidiaries: All of the outstanding shares of the Subsidiaries are issued and outstanding as fully paid shares and are legally and beneficially owned by the Corporation, directly or indirectly, in the percentages set out below:

Subsidiary	Percentage %
Nevada Geothermal Power Corp.	100%
Blue Mountain Power Company Inc.	100%
NGP Blue Mountain Holdco LLC	100%
NGP Blue Mountain I LLC	100%

No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of any of the Subsidiaries or for the purchase or acquisition of any of the outstanding shares or other securities of any of the Subsidiaries.

(m)

Issue of Shares: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of evidence of the holding or certificates representing, as applicable, Shares and the Subject Shares and, upon payment of the requisite consideration therefor, Shares and the Subject Shares will be validly issued as fully paid.

(n)

Consents, Approvals and Conflicts: None of the offering and sale of the Shares, the execution and delivery of this Agreement, the compliance by the Corporation with the provisions of this Agreement or the consummation of the transactions contemplated herein including, without limitation, the issue of the Shares to the subscriber for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under Securities Laws and the policies and rules of the Stock Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation or any Subsidiary is a party or by which any of them or any of the properties or assets thereof is bound, or the constitution, articles or by-laws or any other constating document of the Corporation or any Subsidiary or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation or any Subsidiary, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any Subsidiary or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation or any Subsidiary.

(o)

Authority and Authorization: The Corporation has full corporate power and authority to enter into this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to observe and perform the provisions of this Agreement in accordance with the provisions hereof including, without limitation, the issue of the Shares to the Purchaser for the consideration and upon the terms and conditions set forth herein.

(p)

Validity and Enforceability: This Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof.

(q)

Public Disclosure: Each of the documents which contains any of the Information is, as of the date thereof, in compliance in all material respects with the Securities Laws of the Offering Jurisdictions in Canada and the United States and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Agreement or which would otherwise be material to any Person intending to make an equity investment in the Corporation.

(r)

Timely Disclosure: The Corporation is in compliance with all timely disclosure obligations under the Securities Laws of the Offering Jurisdictions and, without limiting the generality of the foregoing, there has not occurred any material adverse change in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or any Subsidiary which has not been publicly disclosed and none of the documents filed by or on behalf of the Corporation pursuant to the Securities Laws of the Offering Jurisdictions in Canada and the United States contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) at the date of the filing thereof.

(s)

Accounting Controls: The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are completed in accordance with the general or a specific authorization of management of the Corporation; (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements for the Corporation in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) access to assets of the Corporation and the Subsidiaries is permitted only in accordance with the general or a specific authorization of management of the Corporation; and (iv) the recorded accountability for assets of the Corporation and the Subsidiaries is compared with the existing assets of the Corporation and the Subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences therein.

(t)

No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

(u)

Financial Statements: The audited consolidated financial statements of the Corporation for the year ended June 30, 2007, together with the auditors' report thereon and the notes thereto, and the unaudited interim consolidated financial statements for the period ended December 31, 2007 have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such consolidated financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation on a consolidated basis as at the dates thereof and such consolidated financial statements contain no direct or implied statement of a material fact which is untrue on the date of such consolidated financial statements and do not omit to state any material fact which is required by Canadian generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

(v)

Changes in Financial Position: Since December 31, 2007, none of:

(i)

the Corporation or any Subsidiary has paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)

the Corporation or any Subsidiary has incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)

the Corporation or any Subsidiary has entered into any material transaction (apart from the transactions contemplated by the Agreement);

except in each case as disclosed in the Information.

(w)

Insolvency: Neither the Corporation nor any of the Subsidiaries has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any Person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(x)

No Contemplated Changes: Except as disclosed in the Information, none of the Corporation or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of:

(i)

 the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any Subsidiary whether by asset sale, transfer of shares, or otherwise;

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise) of the Corporation or any Subsidiary; or

(iii)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or any Subsidiary.

(y)

Taxes and Tax Returns: Other than as disclosed to the Underwriters with respect to the filing of its 2007 tax return in the United States, the Corporation and each Subsidiary has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and none of the Corporation or any Subsidiary is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs or prospects of the Corporation or any Subsidiary and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any of them or the payment of any material tax, governmental charge, penalty, interest or fine against any of them. There are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation or any subsidiary which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation and each Subsidiary has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(z)

Compliance with Laws, Licenses and Permits: The Corporation and each Subsidiary has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and none of the Corporation or any Subsidiary has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation or any Subsidiary.

(aa)

Agreements and Actions: Neither the Corporation nor any Subsidiary is in violation of any term of the constitution, articles or by-laws or any constating document thereof. Neither the Corporation nor any Subsidiary is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Corporation or any Subsidiary, neither the Corporation nor any Subsidiary is in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Corporation or any Subsidiary or in any of the material properties or assets thereof or in any material liability on the part of the Corporation or any Subsidiary or which places, or could place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto.

(bb)

Property Agreements: Any and all of the agreements and other documents and instruments pursuant to which the Corporation or any Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, none of the Corporation or any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Information.

(cc)

No Defaults: None of the Corporation or any Subsidiary is in default of any material term, covenant or condition under or in respect of any judgement, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Corporation or any Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or any Subsidiary.

(dd)

Compliance with Employment Laws: Except as disclosed in the Information, the Corporation and each Subsidiary is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Corporation or any Subsidiary or result in an adverse material change to the Corporation or any Subsidiary, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation after due inquiry, threatened against the Corporation or any Subsidiary, no union representation question exists respecting the employees of the Corporation or any Subsidiary and no collective bargaining agreement is in place or currently being negotiated by the Corporation or any Subsidiary, neither the Corporation nor any Subsidiary has received any notice of any unresolved matter and there are no outstanding orders under any employment or human rights legislation in any jurisdiction in which the Corporation or any Subsidiary carries on business or has employees, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation or any Subsidiary in excess of twelve months or equivalent compensation and all benefit and pension plans of the Corporation or any Subsidiary are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(ee)

Employee Plans: Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation or any Subsidiary for the benefit of any current or former officer, director, employee or consultant of the Corporation has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(ff)

Accruals: All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, . salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation or any Subsidiary have been accurately reflected in the books and records of the Corporation.

(gg)

Work Stoppage: There has not been, and there is not currently, any labour trouble which is adversely effecting or could adversely effect, in a material manner, the conduct of the business of the Corporation or any Subsidiary.

(hh)

Environmental Compliance: Except as disclosed in the Information, the Corporation and the Subsidiaries:

(i)

and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)

do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)

have not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Corporation and the Subsidiaries do not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or any Subsidiary or the property, assets, business or operations thereof;

(iv)

do not store any hazardous or toxic waste or substance on the property thereof and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation or any Subsidiary carries on business, in each case other than in compliance with Environmental Laws; and

(v)

are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or noncompliance with Environmental Law.

(ii)

No Litigation: There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or which adversely affect the Corporation or any Subsidiary or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or any Subsidiary or the ability of any of them to perform the obligations thereof and none of the Corporation or any Subsidiary is subject to any judgement, order, writ, injunction, decree, award; rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or any Subsidiary or the ability of the Corporation to perform its obligations under this Agreement.

(jj)

Intellectual Property: The Corporation or a Subsidiary owns or possesses adequate enforceable rights to use all intellectual and industrial property used or proposed to be used in the conduct of the business thereof and, to the knowledge of the Corporation, after due inquiry, neither the Corporation nor any Subsidiary is infringing upon the rights of any other Person with respect to any such intellectual and industrial property and no other Person has infringed any such intellectual and industrial property.

(kk)

Non-Arm's Length Transactions: Except as disclosed in the Information, neither the Corporation nor any Subsidiary owes any amount to, nor has the Corporation or any Subsidiary any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any Person not dealing at "arm's length" (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation or Subsidiary. Except usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Corporation nor any Subsidiary is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other Person not dealing at arm's length with the Corporation and the Subsidiaries. No officer, director or • employee of the Corporation or any Subsidiary and no Person which is an affiliate or associate of any of the foregoing Persons, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in, a business competitive with the business of the Corporation or any Subsidiary which could materially adversely impact on the ability to properly perform the services to be performed by such Person for the Corporation or any Subsidiary. No officer, director, employee or securityholder of the Corporation or any Subsidiary has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation or any Subsidiary except for claims in the ordinary and normal course of the business of the Corporation or any Subsidiary such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation.

(ll)

General Advertising or General Solicitation: No form of general solicitation or general advertising (as such terms are used in Rule 502(c) of Regulation D) was used by the Corporation or, to the best of its knowledge, any other person acting on behalf of the Corporation, in respect of or in connection with the offer and sale of the Shares in the United States; neither the Corporation nor any person authorized to act on its behalf has sold or offered for sale any Shares, or solicited any offers to buy any Shares so as thereby to cause a violation of Section 5 of the U.S. Securities Act, or other securities laws; and the transactions contemplated hereby are exempt from the registration requirements of the U.S. Securities Act, and all other applicable securities laws, assuming the accuracy of the representations and warranties of each purchaser of Shares, to the extent relevant for such determination.

(mm)

Underwriters Compensation Options:

A.

The Corporation has all requisite corporate power and authority to issue the Underwriters Compensation Options. All necessary corporate action has been taken by the Corporation to authorize the issue of the Underwriters Compensation Options in accordance with the terms and conditions hereof and, when issued, the Underwriters Compensation Options will be validly issued;

B.

None of the issue of the Underwriters Compensation Options do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable Securities Laws and the rules and policies of the Stock Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the constitution, articles, by-laws or any other constating document of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation;

C.

The issue of the Underwriters Compensation Options will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject; and

D.

The issue by the Corporation to the Underwriters of the Underwriters Compensation Options and the Compensation Shares upon the exercise thereof will be exempt from the registration and prospectus requirements of the Securities Laws of the Offering Jurisdictions. The Underwriters Compensation Options, and Compensation Shares will be subject to a restricted period or statutory hold period under the Securities Laws of the Offering Jurisdictions and to resale restrictions under the rules or policies of the Stock Exchange of four months and one day after such issuance. In addition, the Underwriters Compensation Options and Compensation Shares will be subject to the restrictions under the U.S. Securities Act set forth in Section 7(d) hereto.

9.

Covenants of the Corporation

(a)

Consents and Approvals: Immediately following the acceptance by the Corporation hereof, the Corporation covenants and agrees with the Underwriters and the Purchasers that the Corporation will:

(i)

use its commercially reasonable efforts to obtain, to the extent not already obtained, the necessary regulatory consents from the Stock Exchange and, to the extent necessary, from the Securities Commissions for the Offering on such terms as are mutually acceptable to the Underwriters and the Corporation, acting reasonably;

(ii)

use its commercially reasonable efforts to arrange for listing of the Subject
Shares on the Stock Exchange as soon as practicable; and

(iii)

make all necessary filings and use its commercially reasonable efforts to obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

(b)

General: The Corporation hereby covenants and agrees with the Underwriters and the Purchasers that the Corporation will:

(i)

fulfill all legal requirements to permit the issue, offering and sale of the Shares and the creation and issue of the Compensation Shares as contemplated in this Agreement including, without limitation, compliance with the Securities Laws of the Offering Jurisdictions to enable the Shares to be offered for sale and sold to the Purchasers and the Compensation Shares to be issued to the Underwriters without the necessity of filing a prospectus or registration statement in the Offering Jurisdictions;

(ii)

deliver to the Underwriters a copy of all press releases made and material change reports (or their equivalent) and other documents filed with any regulatory authority forthwith upon such press release being made or material change report or other document being filed until 30 days after the Closing Date;

(iii)

use its reasonable commercial efforts to maintain official quotation of the Common Shares on the Stock Exchange, and its status as a reporting issuer not in default of any requirement under the Securities Laws of the Offering Jurisdictions, or any province in which the Corporation becomes a reporting issuer, for a period of 24 months after the Closing Date; and

(iv)

forthwith after the Closing Date file such documents as may be required under the Securities Laws of the Offering Jurisdictions relating to the offering of the Shares.

(c)

Black-out Period: The Corporation will not issue or announce the issuance of any of its Common Shares or other securities for a period beginning on the Closing Date and ending 180 days thereafter without the consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed, other than (i) pursuant to a bona fide acquisition for value from an arm's length party by the Corporation or one of its affiliates, (ii) the issuance of securities and the grant of new options to directors, officers, employees and consultants under the existing option arrangements, including the applicable stock option plans, (iii) the issuance of securities to holders of existing convertible or exchangeable securities of the Corporation, all of which shall have been disclosed to the Underwriters prior to the execution of this Agreement, and (iv) securities issued in relation to any project finance in which no broker or other financial advisor (other than Markus Christen pursuant to his existing agreement with the Corporation) participates (during the term of the right of first refusal granted to the Underwriters pursuant to Section 9(d)).

(d)

Right of First Refusal: Except in relation to such issuance of securities as may be permitted from time to time pursuant to Section 9(c), the Corporation grants to the Lead Underwriter the right of first refusal to co-lead manage any equity offerings made by the Corporation (with a syndicate position of not less than 45%) and to act as its financial advisor in the event of a sale, merger, amalgamation, arrangement, reorganization or similar transaction involving the disposition of all or any party of the Corporation, for a period beginning at the date hereof and continuing for twelve (12) months following the Closing Date.

(e)

Use of Proceeds: The Corporation will use the net proceeds of the Shares sold under the Offering for working capital and general corporate purposes.

10.

Termination

(a)

Right of Termination: The Underwriters shall be entitled, at their sole option thereof, to terminate and cancel, without any liability on the part of the Underwriters, all of the obligations thereof under this Agreement and the obligations of any Person who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(i)

the Underwriter is not satisfied in their sole discretion with the results of the due diligence review and investigation of the Corporation conducted by the Underwriters;

(ii)

there is in the sole opinion of the Underwriter a material change or change in a material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the condition, financial or otherwise, capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or on the market price or value of the Common Shares or any other securities of the Corporation or on the marketability of the Shares;

(iii)

a material adverse change (whether actual, proposed or prospective) occurs in the business, affairs, financial condition or capital of the Corporation;

(iv)

there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry or other event, action or occurrence of any nature whatsoever which, in the sole opinion of the Underwriter, seriously affects, or could seriously affect, the financial markets, the condition (financial or otherwise), capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or the market price or value of the Common Shares or any other securities of the Corporation or the marketability of the Shares;

(v)

any order or ruling is issued, or any inquiry, action, suit, proceeding or investigation (whether formal or informal) is instituted or announced or threatened in relation to the Corporation or any of the directors, officers or principal shareholders of the Corporation (other than one based solely upon the activities or alleged activities of the Underwriters) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Shares, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Underwriters) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Shares, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Underwriters) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Shares, the Common Shares or any other securities of the Corporation;

(vi)

any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by the Stock Exchange or any other securities regulatory authority; or

the Corporation is in breach of any term, condition, covenant or agreement contained in this Agreement or in any Subscription Agreement or any representation or warranty given by the Corporation in this Agreement or in any Subscription Agreement is or becomes untrue, false or misleading.

(b)

Rights on Termination: Any termination by any of the Underwriters pursuant to subsection 10(a) hereof shall be effected by notice in writing delivered by the Underwriters to the Corporation at the address thereof as set out in section 16 hereof.The right of the Underwriter to so terminate the obligations thereof under this Agreement is in addition to such other remedies as the Underwriter may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. In the event of a termination by the Underwriter pursuant to subsection 10(a) hereof there shall be no further liability on the part of the Underwriters to the Corporation or of the Corporation to the Underwriter except any liability which may have arisen or may thereafter arise under either section 11 or 12 hereof.

11.

Indemnity and Contribution

The Corporation (the "Indemnitor") hereby agrees to indemnify and hold the Underwriters, each of their subsidiaries and affiliates, and each of its directors, officers, employees and agents (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Underwriters and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriters and their Personnel hereunder, or otherwise in connection with the matters referred to in this Agreement (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Underwriters and/or their Personnel), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)

the Underwriters and/or their Personnel have been negligent or have committed wilful misconduct or any fraudulent act in the course of such performance; and

(b)

the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, wilful misconduct or fraud referred to in (a).

Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Underwriters may incur as a result of any action or litigation that may be threatened or brought against the Underwriters and which arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriters and their personnel hereunder or otherwise in connection with matters referred to in this Agreement.

If for any reason (other than the occurrence of any of the events itemized in (a) and (b) above), the foregoing indemnification is unavailable to the Underwriters or any Personnel or insufficient to hold the Underwriters or any Personnel harmless, then the Indemnitor shall contribute to the amount paid or payable by the Underwriters or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Underwriters or any Personnel on the other hand but also the relative fault of the Indemnitor and the Underwriters or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Underwriters or any Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by the Underwriters hereunder pursuant to this Agreement.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or the Underwriters, and/or any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Underwriters, the Underwriters shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by the Underwriters' Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of the Underwriters' Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriters will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by the Underwriters to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Underwriters and/or any Personnel. The Indemnitor shall on behalf of itself and the Underwriters and/or any Personnel, as applicable, be entitled to (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Underwriters and/or any Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Underwriters and/or any Personnel, as applicable, and none of the Underwriters and/or any Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.

Notwithstanding that the Indemnitor shall undertake the investigation and defence of any action, the Underwriters or the Personnel affected shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Underwriters or the Personnel affected unless (a) employment of such counsel has been authorized by the Indemnitor; (b) the Indemnitor shall not have assumed the defence of the action within a reasonable period of time after receiving notice of the action; (c) the named parties to any such action include both the Indemnitor and the Underwriters or any Personnel and the Underwriters or the affected Personnel shall have been advised by counsel that there may be a conflict of interest between the Indemnitor and the Underwriters or the affected Personnel, as the case may be; or (d) there are one or more legal defences available to the Underwriters or the affected Personnel which are different from or in addition to those available to the Indemnitor.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriters and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Underwriters and any of the Personnel of the Underwriters. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

12.

Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters relating to termination contemplated by Section 10 hereto, may be taken by the Lead' Underwriter. on behalf of itself and the other Underwriters and the Corporation's execution of this Agreement shall constitute the Corporation's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Offered Securities to, or to the order of, the Lead Underwriter.

13.

Expenses

Whether or not the purchase and sale of the Shares shall be completed as contemplated by this Agreement, all expenses of or incidental to the issue, sale and delivery of the Shares and of or incidental to all matters in connection with the transaction herein set out shall be borne by the Corporation including, without limitation, the reasonable fees and disbursements (including applicable taxes) of legal counsel for the Underwriters and the reasonable out-of-pocket expenses (including applicable taxes) of the Underwriters (provided that the Corporation will be required to pay all expenses of the Underwriters' counsel plus applicable disbursements and taxes).

14.

Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Corporation prior to the Closing Time shall be construed as conditions and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Underwriters to terminate the obligations thereof to complete the Closing by written notice to that effect given by the Underwriters to the Corporation prior to the Closing Time. It is understood and agreed that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights thereof in respect of any other such term and condition or any other or subsequent breach or non-compliance; provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters. If the Underwriters shall elect to terminate the obligations thereof to complete the Closing as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder shall be limited to the indemnity referred to in section 11 hereof, the right to contribution referred to in section 11 hereof and the payment of expenses referred to in section 12 hereof.

15.

Underwriting Percentages

(a)	The obligation of the Underwriters to purchase the Shares at the Closing Time on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages:
	Dundee Securities Inc.	70%
	Clarus Securities Inc.	15%
	Jacob & Co.	15%
		100%

(b)

In the event that any Underwriter shall fail to purchase its applicable percentage of the Shares (the "Defaulted Securities") at the Closing Time, the Underwriters shall have the right, within 36 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities, in such amounts as may be agreed upon and upon the terms set forth herein. If, however, the Underwriters shall . have not completed such arrangements within such 36 hour period, then:

(i)

if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each several, and not jointly, nor jointly and several, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligation of all non-defaulting Underwriters, or

(ii)

if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(c)

No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from iability in respect of its default to the Corporation or to any non-defaulting Underwriter.

(d)

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Corporation shall have the right to postpone the Closing Time for a period not exceeding seven (7) calendar days in order to effect any required changes to the offering documents.

16.

Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by telecopier on a Business Day to the following addresses:

(a)

in the case of the Corporation:

Nevada Geothermal Power Inc.

Suite 900 - 409 Granville Street
Vancouver, British Columbia
V6C 1T2

Attention:

Brian D. Fairbank

Telecopier:

(604) 688-5920

with a copy to:

Miller Thomson LLP
1000-840 Howe Street

Vancouver, British Columbia
V6Z 2M1

Attention:

Gregory C. Smith

Telecopier:

(604) 643-1200

(b)

in the case of the Underwriters:

Dundee Securities Corporation
20 Queen Street West, Suite 400

Toronto, Ontario
M5H 3R3

Attention:

Clarke D. Herring

Telecopier:

(416) 350-3312

Clarus Securities Inc.

Waterfront Centre

200 Burrard Street, Suite 1615
Vancouver, BC

V6C 3L6

Attention:

Rod Campbell

Telecopier:

(604) 605-5704

Jacob & Company Securities Inc.
199 Bay Street, Suite 2901

Commerce Court West, PO Box 322
Toronto, ON

M5L 1G1

Attention:

Sasha Jacob

Telecopier:

(416) 866-8333

with a copy to:

Fraser Milner Casgrain LLP
Suite 3900, 1 First Canadian Place
100 King Street West

Toronto, Ontario
M5X 1B2

Attention:

Sander A.J.R. Grieve

Telecopier:

(416) 863-4592

Either the Corporation or the Underwriters may change their address for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by telecopier, and shall be deemed to have been given on the day on which it was delivered or sent by telecopier.

17.

Miscellaneous

(a)

Governing Law: This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of such province.

(b)

Time of Essence: Time shall be of the essence of this Agreement.

(c)

Survival: All representations, warranties, covenants and agreements of the Corporation herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Shares shall survive the purchase and sale of the Shares and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters and the Purchasers, regardless of any subsequent disposition of Subject Shares or any investigation by or on behalf of the Underwriters with respect thereto.

(d)

Counterparts: This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(e)

Entire Agreement: This Agreement constitutes the entire agreement between the Corporation and the Underwriters in connection with the issue and sale of the Shares by the Corporation and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including, but not limited to, any engagement agreement or term sheet relating to the Offering between the Corporation and the Underwriters.

(f)

Severability: If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

Would you kindly confirm the agreement of the Corporation to the foregoing by executing four duplicate copies of this Agreement and thereafter returning two such executed copies to Dundee Securities Corporation.

Yours truly,

DUNDEE SECURITIES CORPORATION

Signed

Name: Clarke Herring

Title: Managing Director

CLARUS SECURITIES INC.

Signed

Name: Rod Campbell

Title:

JACOB & COMPANY SECURITIES INC.

Signed

Name: Sasha Jacob

Title:

The undersigned hereby accepts and agrees to the foregoing as of the 15`h day of May,

NEVADA GEOTHERMAL POWER INC.

Signed

Name: Andrew Studley

Title:  CFO

Schedule A
Officers' Certificate

TO:	DUNDEE SECURITIES CORPORATION
AND TO:	CLARUS SECURITIES INC.
AND TO:	JACOB & COMPANY SECURITIES INC.
AND TO:	DUNDEE SECURITIES CORPORATION
AND TO:	THE PURCHASERS OF UNITS
OF NEVADA GEOTHERMAL POWER INC.

CERTIFICATE

The undersigned, Brian D. Fairbank, President and Chief Executive Officer of Nevada Geothermal Power Inc. (the "Corporation"), and Andrew T. Studley, Chief Financial Officer and Secretary of the Corporation, hereby certify, for and on behalf of the Corporation in their capacity as officers of the Corporation and not in their personal capacity, after having made due inquiry, that the following facts, matters and information are true and accurate and not misleading in any material respect:

1.

The facts, matters and information certified to herein are based on one or more of knowledge and information available or provided to us and our honest belief and all statements made in this certificate represent our reasonably held honest belief as to the facts, matters, information and belief possessed by us. We have used our best efforts to become informed of and about the facts, matters and information certified to herein and have sought the advice of counsel for the Corporation on those matters certified to herein which involve matters of law and have relied upon such advice to the extent that those matters involve matters of law.

2.

The Corporation has complied with all covenants and agreements contained in, and has satisfied all of the terms and conditions of, the Underwriting Agreement (as defined below) to be complied with and satisfied by the Corporation at or prior to the Closing Time.

3.

The representations and warranties of the Corporation contained in the Underwriting Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time. Except as disclosed in the Information, there has been no material adverse change (whether actual, anticipated, proposed, prospective or threatened) in the financial condition, assets, liabilities (contingent or otherwise), business, affairs, operations or prospectus of the Corporation or any of the Subsidiaries or in the capital of the Corporation. No transaction of a nature material to the Corporation or any of the Subsidiaries has been entered into by the Corporation or any of the Subsidiaries, except as disclosed in the Information.

5.

There are no contingent liabilities affecting the Corporation or any of the Subsidiaries which are material to the Corporation or any of the Subsidiaries.

6.

No order, ruling or determination having the effect of ceasing or suspending the sale or ceasing, suspending or restricting trading in the Common Shares or any other securities of the Corporation has been issued or made by any stock exchange, securities commission or other regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for such purpose have been instituted or are pending, or are contemplated or threatened under any of the Securities Laws of the Offering Jurisdictions or by any stock exchange (including the Stock Exchange), securities commission or other regulatory authority.

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7.

There are no actions, suits, proceedings or enquiries pending or, to the best of their knowledge, threatened against or affecting the Corporation or any of the Subsidiaries or to which any property or assets of the Corporation or any of the Subsidiaries is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may, in any way, materially and adversely affect the Corporation or any of the Subsidiaries.

8.

 No failure or default on the part of the Corporation or any of the Subsidiaries exists under any law or regulation applicable to the Corporation or any of the Subsidiaries or under any licence, permit, contract, agreement or other instrument to which the Corporation or any of the Subsidiaries is a party or by which the Corporation or any of the Subsidiaries is bound, which may in any way materially and adversely affect the Corporation or any of the Subsidiaries and the execution, delivery and performance of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder will not result in any such default.

9.

 This certificate is being made and delivered pursuant to subparagraph 5(a)(ii)D of the Underwriting agreement dated as of May 15, 2008 between the Corporation and the Underwriters (the "Underwriting Agreement") and we acknowledge that the addressees hereof will be relying on this certificate.

Unless otherwise defined herein, all words and terms with the initial letter or letters thereof capitalized in this certificate and not defined herein but defined in the Underwriting Agreement shall have the meanings given to such capitalized words and terms in the Underwriting Agreement. The undersigned acknowledge that they are familiar with the definitions given to the capitalized words and terms in the Underwriting Agreement and such definitions are hereby incorporated by reference.

IN WITNESS WHEREOF the undersigned have executed this certificate as of the 15`" day of May, 2008.

Signed
Brian D. Fairbank
President and Chief Executive Officer Nevada Geothermal Power Inc.

Signed
Andrew T. Studley
Chief Financial Officer and Secretary Nevada Geothermal Power Inc.

Schedule B
United States Offers and Sales

As used in this Schedule B, capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement to which this Schedule B is annexed and the following terms shall have the meanings indicated:

(a)

"Accredited Investor" means an "accredited investor" as defined in Rule 501(a) of Regulation D;

(b)

"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, Subject Shares or the Underwriters Compensation Options and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any such securities;

(c)

"Foreign Issuer" means a foreign issuer as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer which is (a) the government of any country other than the United States or of any political subdivision thereof; or (b) a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

(d)

"General Solicitation or General Advertising" means "general solicitation or general advertising", as defined under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

(e)

"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

(f)

"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

(g)

"SEC" means the United States Securities and Exchange Commission;

(h)

"Substantial U.S. Market Interest" means "substantial U.S. market interest" as that term is defined in Regulation S;

(i)

"U.S. Affiliate" means Dundee Securities Inc., the U.S. registered broker-dealer affiliate of the Lead Underwriter;

2

(j)

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(k)

"U.S. Person" means a "U.S. person" as that term is defined in Regulation S;

(I)

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(m)

"U.S. Subscription Agreement" means the form of subscription agreement for use in connection with offers and sales of Shares in the United States as agreed between the Corporation and the Underwriters; and

(n)

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

Representations, Warranties and Covenants of the Underwriters

The Underwriters acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and any state securities laws.

Accordingly, the each of Underwriters represents, warrants and covenants to and with the Corporation that:

1.

 It has not offered or sold, and will not offer or sell, any Shares except (i) in an offshore transaction in accordance with Rule 903 of Regulation S or (ii) within the United States as provided in paragraphs 2 through 11 below. Accordingly, neither the Underwriters, their affiliates, the U.S. Affiliate, nor any persons acting on their behalf, have made or will make (except as permitted in paragraphs 2 through 11 below) (A) any offer to sell or any solicitation of an offer to buy any Shares to any person in the United States, (B) any sale of Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriters, their affiliates, the U.S. Affiliate, or persons acting on behalf of them, reasonably believed that such purchaser was outside the United States, or (C) any Directed Selling Efforts.

2.

 It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares, except with the U.S. Affiliate, agency group members or with the prior written consent of the Corporation. It shall require the U.S. Affiliate and each agency group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that the U.S. Affiliate and each agency group member complies with, the same provisions of this Schedule as apply to the Underwriters as if such provisions applied to the U.S. Affiliate and such agency group member.

3.

 All offers and sales of Shares in the United States shall be made only to Accredited Investors through the U.S. Affiliate, on a substituted purchaser basis, in compliance with all applicable U.S. broker-dealer requirements and in accordance with the requirements of Rule 506 of Regulation D in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

4.

 Offers and sales of Shares in the United States shall not be made (i) by any form of General Solicitation or General Advertising, or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

3

5.

Immediately prior to soliciting any offeree, the Underwriters, the U.S. Affiliate, and any person acting on their behalf had or will have reasonable grounds to believe and did or will believe that each such offeree, and any person on behalf of whom such offeree is acquiring the Shares, is an Accredited Investor, and at the time of completion of each sale to any such offerees, the Underwriters, the U.S. Affiliate and any person acting on their behalf had or will have reasonable grounds to believe and did or will believe, that each purchaser designated by such Underwriters through the U.S. Affiliate to purchase Shares from the Corporation, and any person on behalf of whom such purchaser is acquiring the Shares (collectively, the "U.S. Purchasers"), is an Accredited Investor.

6.

The Underwriters acting through the U.S. Affiliate, may offer the Shares in the United States only to offerees with respect to which the Underwriters or the U.S. Affiliate have a pre-existing relationship.

7.

Prior to any sales of Shares in the United States, the Underwriters shall cause each U.S. Purchaser thereof to sign and deliver a U.S. Subscription Agreement.

8.

At least one business day prior to the Closing Time, they will provide the Corporation with a list of all purchasers of the Shares in the United States.

9.

They will inform, and cause the U.S. Affiliate to inform, all purchasers of the Shares in the United States that the Shares have not been and will not be registered under the U.S. Securities Act and are being sold to them without registration under the U.S. Securities Act in reliance on Rule 506 of Regulation D.

10.

The Underwriters agrees that at the Closing Time, the Lead Underwriter, together with the U.S. Affiliate, will provide a certificate, substantially in the form of Annex I to this Schedule D, relating to the manner of the offer and sale of the Shares in the United States, and each of the Underwriters other than the Lead Underwriter shall be deemed to represent and warrant that it made no offers or sales of Shares in the United States.

11.

Neither the Underwriters, the U.S. Affiliate, or any person acting on their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act, in connection with the offer and sale of the Shares.

Representations, Warranties and Covenants of the Corporation The Corporation represents, warrants, covenants and agrees that:

1.

The Corporation is a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest in any class of the Corporation's securities.

2.

The Corporation is not, and as a result of the sales of the Shares contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended.

3.

Except with respect to offers and sales to Accredited Investors within the United States in reliance upon an exemption from registration under Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D thereunder, neither the Corporation nor any of its affiliates, nor any person acting on their behalf (other than the Underwriters, the U.S. Affiliate and any person acting on their behalf, as to which no representation, warranty, covenant or agreement is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Shares in the United States; or (B) any sale of Shares unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Corporation and any person acting on its behalf reasonably believes that the purchaser is outside the United States, in connection with the Offering.

4

4.

During the period in which the Shares are offered for sale and the Underwriters Compensation Options remain outstanding, neither it nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any Directed Selling Efforts, (ii) has engaged in or will engage in any form of General Solicitation or General Advertising, or (iii) has taken or will take any action that would cause the exemption from registration afforded by Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Shares and the Compensation Shares underlying the Underwriters Compensation Options, as applicable, pursuant to this Agreement.

5.

Except with respect to the offer and sale of the Shares offered hereby, the Corporation has not, for a period of six months prior to the date hereof, and will not for a period of six months following the Closing Date, sold, offered for sale or solicited any offer. to buy any of its securities in the United States in a manner that would be "integrated" with the Offering and that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D or the exclusion from registration provided by Rule 903 of Regulation S to be unavailable for offers and sales of the Shares.

6.

During the period in which the Shares are offered for sale, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, the U.S. Affiliate and any person acting on their behalf, as to which no representation, warranty, covenant or agreement is made) has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the U.S. Exchange Act.

7.

The Corporation shall cause a Form D to be filed with the SEC within 15 days of the first sale of Shares in the United States and shall make such other filings as shall be required by applicable state securities laws to secure exemption from registration under such securities laws for the sale of the Shares in such states.

8.

Neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of notice of sales on Form D.

Appendix 1

to Schedule B

UNDERWRITER'S CERTIFICATE

In connection with the offer and sale of common shares (the "Shares") of Nevada Geothermal Power Inc. (the "Corporation") in the United States to one or more Accredited Investors, the undersigned, acting pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of May 15, 2008 among the Corporation and Dundee Securities Corporation, Clams Securities Inc. and Jacob & Company Securities Inc. (the "Underwriters") and Dundee Securities Inc., which has signed below in its capacity as placement agent in the United States for the Underwriters (the "U.S. Affiliate"), do hereby certify that:

(a)

the U.S. Affiliate is, and was at all times that the Shares were offered and sold, (A) a duly registered broker or dealer with the United States Securities and Exchange Commission and in each state in which the Shares were offered, unless otherwise exempt from such registration, (B) a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc., and (ii) all offers and sales of Shares in the United States have been and will be effected by the U.S. Affiliate in accordance with all U.S. federal and state laws and regulations relating to the registration and conduct of brokers and dealers;

(b)

all offers and sales of Shares in the United States were made to Accredited Investors;

(c)

we have offered the Shares in the United States only to offerees with respect to which the Underwriters or the U.S. Affiliate had a pre-existing relationship;

(d)

each offeree of the Shares in the United States has been sent a copy of the Subscription Agreement for U.S. Purchasers, in the form agreed upon by the Corporation and the Underwriters, and we have not used and will not use any written material other than the Subscription Agreement for U.S. Purchasers;

(e)

immediately prior to transmitting the Subscription Agreement to offerees, we had reasonable grounds to believe and did believe that each offeree, and any person on behalf of whom such offeree is acquiring the Shares, was an Accredited Investor and, on the date hereof, we continue to believe that each U.S. Purchaser of the Shares from the Corporation in reliance on the exemption provided by Rule 506 of Regulation D under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") is an Accredited Investor;

(f)

no form of general solicitation or general advertising (as those terms are defined in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares in the United States;

(g)

prior to any sale of Shares to a U.S. Purchaser, the U.S. Affiliate caused each U.S. Purchaser to sign a Subscription Agreement for U.S. Purchasers; and

(h)

the offer and sale of the Shares in the United States has been conducted by the Underwriters through the U.S. Affiliate in accordance with the Underwriting Agreement.

2

All terms used in this certificate that are defined in the Underwriting Agreement and not otherwise defined herein have the meanings assigned to them in the Underwriting Agreement.

Dated:

DUNDEE SECURITIES CORPORATION

By: ______________________________

Name:

Title:

DUNDEE SECURITIES INC.

By: ______________________________

Name:

Title: